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                                                                    Exhibit 10.9

                             CONTRIBUTION AGREEMENT

                                  BY AND AMONG

                          CCGP SUGAR LAND CORPORATION,
                             a Delaware corporation,

                                       and

                          CCLP SUGAR LAND CORPORATION,
                             a Delaware corporation,

                        collectively as the Contributor,

                         BARCELO CRESTLINE CORPORATION,
                             a Maryland corporation

                                       AND

                           HIGHLAND HOSPITALITY, L.P.,
                         a Delaware limited partnership,

                                 as the Acquirer

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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I The Contribution................................................... 1
   1.1 Contribution of Contributed Assets.................................... 1
   1.2 Consideration......................................................... 2
   1.3 Earn-Out Payment...................................................... 2
   1.4 Post-Closing Escrow................................................... 3
   1.5 Escrow of Units....................................................... 3
   1.6 Redemption Rights for Units........................................... 4
   1.7 Tax Consequences to Contributor....................................... 4

ARTICLE II Representations and Covenants..................................... 5
   2.1 Representations by Acquirer........................................... 5
   2.2 Representations by Contributor and BCC................................ 6
   2.3 Satisfaction of Conditions........................................... 12
   2.4 Contributor's and BCC's Indemnity.................................... 12
   2.5 Acquirer's Indemnity................................................. 12

ARTICLE III Conditions Precedent to the Closing............................. 12
   3.1 Conditions to Acquirer's Obligations................................. 12
   3.2 Conditions to Contributor's Obligations.............................. 14

ARTICLE IV Closing and Closing Documents.................................... 14
   4.1 Closing.............................................................. 14
   4.2 Contributor's Deliveries............................................. 15
   4.3 Acquirer's Deliveries................................................ 15
   4.4 Fees and Expenses; Closing Costs..................................... 16
   4.5 Default Remedies..................................................... 16

ARTICLE V Miscellaneous..................................................... 16
   5.1 Notices.............................................................. 16
   5.2 Entire Agreement; Modifications and Waivers; Cumulative Remedies..... 17
   5.3 Exhibits............................................................. 17
   5.4 Successors and Assigns............................................... 17
   5.5 Article Headings..................................................... 17
   5.6 Governing Law........................................................ 18
   5.7 Counterparts......................................................... 18
   5.8 Survival............................................................. 18
   5.9 Further Acts......................................................... 18
   5.10 Severability........................................................ 18
   5.11 Attorneys' Fees..................................................... 18
   5.12 Confidentiality..................................................... 18

EXHIBITS
   A   Assignment
   B   Partnership Agreement

                                       -i-

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                             CONTRIBUTION AGREEMENT

     THIS CONTRIBUTION AGREEMENT (this "Agreement") is made as of the 4th day of September, 2003 by and among CCGP SUGAR LAND CORPORATION, a Delaware corporation (the "General Partner"); CCLP SUGAR LAND CORPORATION, a Delaware corporation (the "Barcelo Crestline Limited Partner") (the General Partner and the Barcelo Crestline Limited Partner are sometimes hereinafter collectively referred to as the "Contributor"); BARCELO CRESTLINE CORPORATION, a Maryland corporation ("BCC"); and HIGHLAND HOSPITALITY, L.P., a Delaware limited partnership (the "Acquirer").

                                    RECITALS

     A. Sugar Land Hotel Associates, L.P., a Delaware limited partnership (the "Partnership") is the owner of a 300-room hotel and a leasehold interest in the adjacent conference center and parking garage, known as the Marriott Sugar Land Hotel and Conference Center located in the City of Sugar Land, Texas, all of which is currently under construction (the "Project"). The Partnership was formed pursuant to that certain Limited Partnership Agreement dated as of February 28, 2002, as amended by a First Amendment to Limited Partnership Agreement dated as of July 1, 2003 (as amended, the "Sugar Land Partnership Agreement").

     B. Sugar Land Hotel Developers, LLC, a Georgia limited liability company (the "Stormont Limited Partner") is the record and beneficial owner of a 20% limited partnership interest in the Partnership. The General Partner is the general partner of the Partnership and the owner of a 1% general partnership interest in the Partnership (the "GP Interest"). The Barcelo Crestline Limited Partner is the owner of a 79% limited partnership interest in the Partnership (the "LP Interest"). The GP Interest and the LP Interest are sometimes hereinafter collectively referred to as the "Contributed Assets". BCC is the sole shareholder of the General Partner and of the Barcelo Crestline Limited Partner. The Contributor desires to contribute the Contributed Assets to the Acquirer, and the Acquirer desires to acquire the Contributed Assets from the Contributor, on the terms and conditions hereinafter set forth.

                                    AGREEMENT

     NOW, THEREFORE, for and in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                THE CONTRIBUTION

     1.1 Contribution of Contributed Assets. The Contributor agrees to contribute and transfer the Contributed Assets to the Acquirer, and the Acquirer agrees to accept transfer of the Contributed Assets pursuant to the terms and conditions set forth in this Agreement. Although the Project is encumbered by a deed of trust securing a loan to the Partnership (the "Project Loan") from Southwest Bank of Texas, NA (the "Project Lender"), the Contributed Assets shall be transferred to the Acquirer free and clear of all liens, encumbrances, security interests, prior assignments or conveyances, conditions, restrictions, claims, and other matters affecting title thereto.

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     1.2 Consideration. The total consideration (the "Consideration") for which the Contributor agrees to contribute and assign the Contributed Assets to the Acquirer, and which the Acquirer agrees to pay or deliver to the Contributor (or the Contributor's designee for such payment and delivery), subject to the terms of this Agreement, shall be the agreement to pay the "Earn-Out Payment" (as defined below) and the issuance to the Contributor or its successor or designee of a number of units of limited partnership interests in the Acquirer ("Units") equal to (a) Four Hundred Thousand Dollars ($400,000), divided by (b) the price (net of the underwriting discount) at which the common shares (the "Common Shares") of Highland Hospitality Corporation, a Maryland corporation (the "REIT"), are offered to (X) the public in the underwritten initial public offering of the Common Shares, or (Y) Qualified Institutional Buyers in a private placement of the Common Shares under Rule 144A of the Securities Act of 1933, as amended, either of which offering shall result in gross offering proceeds of not less than Two Hundred Million Dollars ($200,000,000) (either of which offering shall hereinafter be referred to as the "IPO") before any discounts or fees paid to underwriters or placement agents. Subject to the provisions of Section 1.5 below, the Contributor hereby directs the Acquirer to issue and distribute on the Closing Date the Units not constituting Escrowed Units (as defined below) directly to BCC, which executes this Agreement for the purpose of acknowledging and agreeing to such distribution of the Units to BCC and for the other purposes set forth herein. No fractional Units will be issued as Consideration hereunder, but in lieu of issuing fractional Units, the value thereof shall be paid in cash. The Contributor and BCC acknowledge that any certificates evidencing the Units will bear appropriate legends indicating (i) that the Units have not been registered under the Securities Act of 1933, as amended ("Securities Act"), and (ii) that the Acquirer's Amended and Restated Agreement of Limited Partnership (the "Acquirer's Partnership Agreement") will restrict the transfer of the Units. Upon receipt of the Units, the Contributor or its designee, (provided the designee is an accredited investor) shall become a limited partner of the Acquirer and shall execute the Acquirer's Partnership Agreement. Except as otherwise expressly set forth in this Agreement, the Contributor and BCC acknowledge and agree that once Closing occurs, the Contributor shall no longer be a partner in the Partnership, shall no longer be entitled to receive any distributions from the Partnership, and shall have no further right, title or interest in the Partnership. Additionally, within sixty
(60) days after the Closing Date, the Partnership's working capital as of the Closing Date, if any, including all amounts in any escrow or reserve accounts as of the Closing Date, shall be paid to the Acquirer.

     1.3 Earn-Out Payment. As part of the Consideration, the Acquirer shall cause the REIT to pay to the Contributor (or its designee), within sixty (60) days after the "Calculation Date" (as defined below), an amount equal to the Earn-Out Payment (as calculated below); provided, however, that the amount of the Earn-Out Payment shall not exceed $1,800,000. If during the period beginning on the date on which the Project is open for business and available for use by paying overnight guests and ending on the date which is thirty-six (36) full calendar months after the last day of the month in which such opening date occurs (the "Calculation Date") the cumulative "Operating Profit" for the Project (as that term is defined in that certain Management Agreement to be entered into as of Closing (the "Management Agreement") between the TRS Affiliate (as defined below) and Crestline Hotels & Resorts, Inc.) is more than $9,500,000, then the Earn-Out Payment shall be equal to fifty percent (50%) of the difference between (a) the actual amount of the cumulative Operating Profit (as of the Calculation Date) for such 3-year period, and (b) $9,500,000. In the event the cumulative Operating Profit for such 3-year period is $9,500,000 or less, then no Earn-Out Payment shall be payable. If the Contributor is entitled to the Earn-Out Payment pursuant to this Section 1.3, then the Contributor (or its designee) shall receive the Earn-Out Payment in the form of Units, provided the Contributor (or

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its designee) continues to be an "accredited investor" as described herein. The number of Units delivered to the Contributor (or its designee) shall be equal to the calculated amount of the Earn-Out Payment divided by the average closing price per Common Share of the REIT for the twenty (20) trading days immediately preceding the Calculation Date.

     1.4 Post-Closing Escrow. As used herein, the term "Costs Savings" shall mean the documented and approved (by the Acquirer and Contributor in their good faith reasonable judgment) amounts by which the total actual "Development Expenses" incurred as of Closing in connection with the Project is less than the total "Development Budget" for work completed as of Closing (as those terms are defined in that certain Hotel Development Agreement dated February 28, 2002, as amended by a First Amendment to Hotel Development Agreement dated as of July 1, 2003 (the "Hotel Development Agreement"), between Stormont Hospitality Group, LLC (the "Developer") and the Partnership). In the event that the Acquirer elects to pay off the Project Loan prior to Project Close-Out (as defined below), then the Acquirer agrees to fund into an escrow account (the "Escrow") an amount equal to the difference between (a) $27,750,000, and (b) the actual principal amount of the Project Loan which is paid off at Closing. The Escrow shall be held by Acquirer until Project Close-Out occurs. The Developer shall be entitled to request and receive from the Escrow monthly disbursements of funds in accordance with the draw procedures set forth in the Hotel Development Agreement to pay actual Development Expenses incurred which are shown on the Development Budget but which were not paid or payable prior to Closing. If the Escrow is established as provided above, then upon the occurrence of Project Close-Out, if Costs Savings exist, any amounts remaining in the Escrow shall be distributed as follows within five (5) business days after Project Close-Out:
(i) 80% shall be distributed in cash in the following order: first to the Acquirer up to the amount of any "Operating Losses" (as defined below) that have been incurred (such amount being referred to herein as the "Operating Loss Off-Set Amount"), and the remaining portion, if any, to the Contributor (or its designee), and (ii) 20% to the Stormont Limited Partner. If the amount distributed to the Contributor (or its designee) from the Escrow is insufficient to pay the Contributor (or its designee) 80% of the Cost Savings (less the Operating Loss Off-Set Amount), then the Acquirer shall pay such insufficient amount to the Contributor (or its designee) in cash within five (5) business days after Project Close-Out occurs. The Acquirer acknowledges that BCC or its affiliate has posted with the Project Lender a $1,000,000 certificate of deposit (the "CD"), which is being held by the Project Lender as collateral for the Project Loan. The Acquirer, the Contributor and BCC hereby agree to use commercially reasonable efforts to have the then-current balance of the CD released by the Project Lender to BCC (or its designee) at Closing. In the event the Project Lender draws on any portion of the CD prior to Closing to cover Operating Losses (as defined below), then the remaining balance of the CD being held by the Project Lender will be released to BCC at Closing. The difference, if any, between $1,000,000 and the amount of the CD that is actually released to BCC by the Project Lender is hereinafter referred to as the "CD Make-Up Amount". The Acquirer shall pay to BCC the CD Make-Up Amount within five (5) business days after Project Close-Out (as defined below). The term "Operating Losses" shall mean the amount by which the operating expenses (including the payment of any debt service on the Project Loan) for the Project exceed the gross revenues generated by the Project during the period of time from the date the Project is open to the public for paying overnight guests through the Closing Date.

     1.5 Escrow of Units. At Closing, the Acquirer shall hold back and keep in escrow twenty-five percent (25%) of the Units (the "Escrowed Units") that otherwise would be delivered to the Contributor (or its designee) at Closing as part of the Consideration. By separate

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contribution agreement, the Stormont Limited Partner will also escrow twenty-five percent (25%) of the Units to which it will be entitled under such separate contribution agreement. The Escrowed Units shall be held by the Acquirer until such time as all of the following have occurred (collectively, the "Project Close-Out"): (a) "Completion" as defined in the Hotel Development Agreement has occurred, (b) all "Punchlist Items" (as defined in the Hotel Development Agreement) are fully completed, (c) any and all disputes with the Developer, the contractor and any other parties relating to the construction and development of the Project which are reasonably anticipated to be settled for $25,000 or more have been settled and final payments have been made to the Developer and the contractor (including any retainage amounts), and (d) all other Development Expenses have been paid. Any distributions under the Acquirer's Partnership Agreement which are paid by the Acquirer on the Escrowed Units while they are in escrow shall be paid to the Contributor (or its designee). On the date on which all conditions for Project Close-Out have been satisfied, except for the payment of the costs and expenses which constitute a "Capped Overrun" (as defined in the First Amendment to the Sugar Land Partnership Agreement), if such Capped Overrun exists, the Contributor and BCC, jointly and severally, agree to pay the Contributor's percentage portion of such Capped Overrun to the Partnership pursuant to the provisions of the Sugar Land Partnership Agreement as if the Contributor were still a partner thereof. If the Contributor and BCC fail to pay such portion of the Capped Overrun within twenty
(20) days after the date on which Project Close-Out would have occurred but for the payment of the amount of the Capped Overrun, then the Acquirer shall have the right to take out of escrow and retain the number of Escrowed Units having a value (as of the date the Escrowed Units are taken out of escrow) equal to the amount of the Capped Overrun which the Contributor and BCC failed to pay, in which event the Acquirer will pay to the party entitled thereto the amount of the Capped Overrun which the Contributor and BCC failed to pay. The balance of the Escrowed Units shall be released from escrow and delivered to the Contributor (or its designee) within five (5) business days thereafter. If the Contributor or BCC pays such portion of the Capped Overrun within such 20-day period, then the Acquirer shall release the Escrowed Units from Escrow and deliver them to the Contributor (or its designee) within five (5) business days after the Acquirer's receipt of such payment.

     1.6 Redemption Rights for Units. Each Unit shall be redeemable at the option of the holder, in accordance with, but subject to the restrictions contained in, the Acquirer's Partnership Agreement; provided, however, that such redemption option may not be exercised prior to the first anniversary of the Closing Date.

     1.7 Tax Consequences to Contributor. Notwithstanding anything to the contrary contained in this Agreement, including without limitation the use of words and phrases such as "sell," "sale," purchase," and "pay," the parties hereto acknowledge and agree that it is their intent that the transaction contemplated hereby shall be treated for federal income tax purposes pursuant to
Section 721 of the Internal Revenue Code of 1986, as amended (the "Code"), as the contribution of the Contributed Assets by the Contributor to the Acquirer, in exchange for the Units, any amounts received by the Contributor pursuant to Sections 1.2, 1.3, 1.4, 1.5 and any payments made by the Acquirer on behalf of the Contributor or BCC pursuant to Section 4.4, and not as a transaction in which the Contributor is acting other than in its capacity as a prospective partner in the Acquirer.

                                   ARTICLE II

                          REPRESENTATIONS AND COVENANTS

     2.1 Representations by Acquirer. The Acquirer hereby represents and warrants unto the Contributor that the following statements are true, correct, and complete as of the date of this Agreement and will be true, correct, and complete as of the Closing Date:

          (a) Organization and Power. The Acquirer is duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has full right, power, and authority to enter into this Agreement and to assume and perform all of its obligations under this Agreement; and, the execution and delivery of this Agreement and the performance by the Acquirer of its obligations hereunder have been duly authorized by all requisite action of the Acquirer and require no further action or approval of the Acquirer's partners or of any other individuals or entities in order to constitute this Agreement as a binding and enforceable obligation of the Acquirer.

          (b) Noncontravention. Neither the entry into nor the performance of, or compliance with, this Agreement by the Acquirer has resulted, or will result, in any violation of, or default under, or result in the acceleration of, any obligation under any existing certificate of limited partnership, partnership agreement, mortgage, indenture, lien agreement, note, contract, permit, judgment, decree, order, restrictive covenant, statute, rule, or regulation applicable to the Acquirer.

          (c) Litigation. There is no action, suit, or proceeding, pending or known to be threatened, against or affecting the Acquirer in any court or before any arbitrator or before any federal, state, municipal, or other governmental department, commission, board, bureau, agency or instrumentality which (i) in any manner raises any question affecting the validity or enforceability of this Agreement, (ii) could materially and adversely affect the business, financial position, or results of operations of the Acquirer, (iii) could materially and adversely affect the ability of the Acquirer to perform its obligations hereunder, or under any document to be delivered pursuant hereto.

          (d) Units Validly Issued. The Units, when issued, will have been duly and validly authorized and issued, free of any preemptive or similar rights, and will be fully paid and nonassessable, without any obligation to restore capital except as required by the Delaware Revised Uniform Limited Partnership Act (the "Limited Partnership Act"). The Contributor (or its designee) shall be admitted as a limited partner of the Acquirer as of the Closing Date and shall be entitled to all of the rights and protections of a limited partner under the Limited Partnership Act and the provisions of the Acquirer's Partnership Agreement, with the same rights, preferences, and privileges as all other limited partners on a pari passu basis. For purposes of allocating items of income, gain, loss and deduction with respect to the Project and/or the Contributed Assets in the manner required by Section 704(c) of the Code, the Acquirer shall employ, and shall cause any entity controlled by the Acquirer which holds title to the Project or the Contributed Assets to employ, the "traditional method" (without curative allocations) as set forth in Treasury Regulation section 1.704-3(b)(1).

          (e) Consents. Except as may otherwise be set forth in Section 3.1 hereof, each consent, approval, authorization, order, license, certificate, permit, registration, designation,

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or filing by or with any governmental agency or body necessary for the execution, delivery, and performance of this Agreement or the transactions contemplated hereby by the Acquirer has been obtained or will be obtained on or before the Closing Date.

          (f) Brokerage Commission. The Acquirer has not engaged the services of any real estate agent, broker, finder or any other person or entity for any brokerage or finder's fee, commission or other amount with respect to the transactions described herein on account of any action by the Acquirer. The Acquirer hereby agrees to indemnify and hold the Contributor and BCC and their respective employees, directors, members, partners, affiliates and agents harmless against any claims, liabilities, damages or expenses arising out of a breach of the foregoing. This indemnification shall survive Closing or any termination of this Agreement.

     2.2 Representations by Contributor and BCC. The Contributor and BCC hereby make the following representations and warranties, each and every one of which is true, correct, and complete as of the date of this Agreement (unless they expressly provide for a future date), and will be true, correct, and complete as of the Closing Date:

          (a) Organization and Power. Each of the entities comprising the Contributor is a corporation, duly incorporated, validly existing, and in good standing under the laws of the State of Delaware. The Contributor has full right, power, and authority to enter into this Agreement and to assume and perform all of its obligations under this Agreement; and the execution and delivery of this Agreement and the performance by the Contributor of its obligations hereunder have been duly authorized by all requisite action of Contributor and require no further action or approval of Contributor's officers, directors or shareholders or of any other individuals or entities (other than the Stormont Limited Partner pursuant to the Sugar Land Partnership Agreement, which consent has been obtained under a separate contribution agreement between the Acquirer and the Stormont Limited Partner) in order to constitute this Agreement as a binding and enforceable obligation of the Contributor.

          (b) Noncontravention. Neither the entry into nor the performance of, or compliance with, this Agreement by the Contributor or BCC has resulted, or will result, in any violation of, or default under, or result in the acceleration of, any obligation under any limited liability company agreement, regulations, mortgage indenture, lien agreement, note, contract, permit, judgment, decree, order, restrictive covenant, statute, rule, or regulation applicable to Contributor, BCC or to the Contributed Assets.

          (c) Litigation. There is no action, suit, or proceeding, pending or known to be threatened, against or affecting the Contributor, the Partnership or the Project in any court or before any arbitrator or before any federal, state, municipal, or other governmental department, commission, board, bureau, agency or instrumentality which (A) in any manner raises any question affecting the validity or enforceability of this Agreement, (B) could materially and adversely affect the business, financial position, or results of operations of the Contributor, the Partnership or the Project, (C) could materially and adversely affect the ability of the Contributor to perform its obligations hereunder, or under any document to be delivered pursuant hereto, (D) could create a lien on the Contributed Assets, the Partnership, the Project, any part thereof, or any interest therein, or (E) could materially and adversely affect the Contributed Assets, the Partnership, the Project, any part thereof, or any interest therein.

          (d) Good Title. (A) The Contributor is the sole owner of the Contributed Assets, (B) the Contributor has good title to the Contributed Assets, (C) other than the pledge of the Contributed Assets to Regent Sugar Land, L.P. (the "Regent Pledge") as collateral for the Mezzanine Loan (as hereinafter defined), which Mezzanine Loan shall be paid in full and the Regent Pledge released at Closing, the Contributed Assets are free and clear of all liens, encumbrances, pledges, conditions, restrictions, claims and security interests and any other matters affecting title thereto, and (D) the Contributor has not granted any other person or entity an option to purchase or a right of first refusal upon the Contributed Assets nor are there any agreements or understandings between Contributor and any other person or entity with respect to the disposition of the Contributed Assets.

          (e) No Consents. Except as may otherwise be set forth in Section 3.1 hereof, each consent, approval, authorization, order, license, certificate, permit, registration, designation, or filing by or with any governmental agency or body necessary for the execution, delivery, and performance of this Agreement or the transactions contemplated hereby by the Contributor has been obtained or will be obtained on or before the Closing Date.

          (f) Operation of Contributed Assets. Between the date hereof and the Closing Date, the Contributor will and will cause the Partnership to (A) operate its business only in the usual, regular, and ordinary manner consistent with such entity's prior practice and (B) maintain its books of account and records in the usual, regular, and ordinary manner, in accordance with sound accounting principles applied on a basis consistent with the basis used in keeping its books in prior years. From the date hereof until the Closing Date, the Contributor shall not and shall cause the Partnership not to, take any action or fail to take any action the result of which would (1) have a material adverse effect on the Contributed Assets, the Project, the Partnership or the Acquirer's ability to continue the operation thereof after the Closing Date in substantially the same manner as presently conducted or (2) would cause any of the representations and warranties contained in this Section 2.2 to be untrue as of the Closing Date.

          (g) Sugar Land Partnership Agreement. The Sugar Land Partnership Agreement is in force and effect as of the date hereof, and has not been further modified or amended. No event of default or event that with notice or the passage of time, or both, would constitute an event of default has occurred under the Sugar Land Partnership Agreement. The Contributor has performed all of its obligations under the Sugar Land Partnership Agreement.

          (h) Securities Law Matters. (A) In acquiring the Units and engaging in this transaction, neither the Contributor nor BCC is relying upon any representations made to it by the Acquirer, or any of its partners, officers, employees, or agents that are not contained herein. The Contributor and BCC are aware of the risks involved in investing in the Units and in the Common Shares issuable upon redemption of such Units. The Contributor and BCC have had an opportunity to ask questions of, and to receive answers from, the Acquirer and the REIT or a person or persons authorized to act on their behalf, concerning the terms and conditions of this investment and the financial condition, affairs, and business of the Acquirer and the REIT. The Contributor and BCC confirm that all documents, records, and information pertaining to its investment in the Acquirer that have been requested by it, including a complete copy of the form of the Acquirer's Partnership Agreement, have been made available or delivered to it prior to the date hereof. The Contributor and BCC represent and warrant that each has reviewed and approved the form of the Acquirer's Partnership Agreement attached hereto as Exhibit B.

               (B) The Contributor and BCC understand that neither the Units nor the Common Shares issuable upon redemption of the Units have been registered under the Securities Act or any state securities acts and are instead being offered and sold in reliance on an exemption from such registration requirements. The Units issuable the Contributor (or its designee) are being acquired solely for its own account, for investment, and are not being acquired with a view to, or for resale in connection with, any distribution, subdivision, or fractionalization thereof, in violation of such laws, and neither BCC nor the Contributor has any present intention to enter into any contract, undertaking, agreement, or arrangement with respect to any such resale; provided, however, that, at or following Closing, the Contributor may distribute the Units to those of its members or successors that (1) have represented and warranted to the Acquirer in writing that, as of the time of such distribution, such member is an accredited investor as that term is defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended, and (2) have executed the Partnership Agreement as limited partners. The Contributor and BCC understand that any certificates evidencing the Units will contain appropriate legends reflecting the requirement that the Units not be resold without registration under such laws or the availability of an exemption from such registration and that the Partnership Agreement will restrict transfer of the Units.

          (i) Accredited Investors. The Barcelo Crestline Limited Partner and BCC are each an accredited investor as that term is defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended.

          (j) Tax Matters. (A) The Contributor has filed within the time periods (including any extensions of such time periods filed by the Contributor) and in the manner prescribed by law all federal, state, and local tax returns and reports, including but not limited to income, gross receipts, intangible, real property, excise, withholding, franchise, sales, use, employment, personal property, and other tax returns and reports, required to be filed by the Contributor under the laws of the United States and of each state or other jurisdiction in which the Contributor conducts business activities requiring the filing of tax returns or reports. All tax returns and reports filed by the Contributor are true and correct in all material respects. The Contributor has paid in full all taxes of whatever kind or nature to be paid by the Contributor for the periods covered by such returns (unless an extension of such periods has been properly filed for such returns). The Contributor has no tax deficiency or claim outstanding, assessed, threatened, or proposed against it. The charges, accruals, and reserves for unpaid taxes on the books and records of the Contributor as of the Closing Date are sufficient in all respects for the payment of all unpaid federal, state, and local taxes of the Contributor accrued for or applicable to all periods ended on or before the Closing Date. There are no tax liens, whether imposed by the United States, any state, local, or other taxing authority, outstanding against the Contributor or any of its assets. The federal, state, and local tax returns of the Contributor have not been audited, nor has the Contributor received any notice of any federal, state, or local audit.

               (B) The Contributor and BCC represent and warrants that they have obtained from their own counsel advice regarding the transaction contemplated by this Agreement, including, without limitation, the tax consequences of (i) the transfer of the Contributed Assets to the Acquirer and the receipt of Units as consideration therefor and (ii) the Contributor's (or its designee's) admission as a limited partner of the Acquirer. The Contributor and BCC further represent and warrant that they have not relied on the Acquirer or the Acquirer's representatives or counsel for such tax advice.

          (k) Bankruptcy with respect to Contributor. No Act of Bankruptcy has occurred with respect to the Contributor or BCC. As used herein, "Act of Bankruptcy" shall mean if a party hereto or any member or manager thereof shall
(A) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (B) admit in writing its inability to pay its debts as they become due, (C) make a general assignment for the benefit of its creditors, (D) file a voluntary petition or commence a voluntary case or proceeding under the Federal Bankruptcy Code (as now or hereafter in effect),
(E) be adjudicated bankrupt or insolvent, (F) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, receivership, dissolution, winding-up or composition or adjustment of debts, (G) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case or proceeding under the Federal Bankruptcy Code (as now or hereafter in effect), or (H) take any entity action for the purpose of effecting any of the foregoing.

          (l) Brokerage Commission. The Contributor has not engaged the services of, any real estate agent, broker, finder or any other person or entity for any brokerage or finder's fee, commission or other amount with respect to the transactions described herein on account of any action by the Contributor. The Contributor hereby agrees to indemnify and hold the Acquirer and its employees, directors, members, partners, affiliates and agents harmless against any claims, liabilities, damages or expenses arising out of a breach of the foregoing. This indemnification shall survive Closing or any termination of this Agreement.

          (m) Project Representations and Warranties. To the best of the Contributor's knowledge, each of the following statements with respect to the Project is true, correct and complete as of the date of this Agreement (unless they expressly provide for a future date), and will be true, correct and complete as of the Closing Date:

               (A) Title to Project. The Partnership owns good and marketable fee simple and leasehold title of record to the applicable portion of the Project, free and clear of any claim, lien, charge, security interest, mortgage, deed of trust, encumbrance, purchase rights or other rights of any nature whatsoever of any third party, other than the deed of trust securing the Project Loan, the lien for real estate taxes and assessments not yet due or payable, and such recorded easements and restrictions which do not materially adversely affect the marketability of title to the Project or the use of the Project for its intended use.

               (B) No Agreements to Sell. The Partnership has made no agreement with, and will not enter into any agreement with, and has no obligation (absolute or contingent) to, any other person or firm to sell, transfer or in any way encumber the Project or to not sell the Project, or to enter into any agreement with respect to a sale, transfer or encumbrance of or put or call right with respect to the Project.

               (C) Lease. A true, correct and complete copy of the Conference Center and Parking Lease Agreement dated February 28, 2002 (the "Parking Lease") has been delivered to the Acquirer and its agents and underwriters. The Parking Lease is valid, binding and enforceable and presently in full force and effect. Neither the Partnership nor the lessor under the Parking Lease is in default thereunder, and no event has occurred which, but for the passage of time or the giving of notice, or both, would constitute a default under the Parking Lease.

               (D) Franchise Documents. True, correct and complete copies of the "Franchise Documents" (as defined in the Sugar Land Partnership Agreement) have been delivered or made available to the Acquirer and its agents and underwriters. The Franchise Documents are valid, binding and enforceable and presently in full force and effect. Neither the Partnership nor the other parties to the Franchise Documents is in default under the Franchise Documents, and no event has occurred which, but for the passage of time or the giving of notice, or both, would constitute a default under the Franchise Documents.

               (E) Liabilities; Indebtedness. Except for the Project Loan and the Mezzanine Loan, the Partnership has not incurred any indebtedness related to the Project except in each instance for trade payables and other customary and ordinary expenses in the ordinary course of business that have been disclosed to the Acquirer.

               (F) Insurance. The Partnership currently maintains or causes to be maintained all of the public liability, casualty and other insurance coverage with respect to the Project that is required under the terms of the "Senior Loan Documents" and the "Management Agreement" (as those terms are defined in the Sugar Land Partnership Agreement). All such insurance coverage shall be maintained in full force and effect through the Closing and all premiums due and payable thereunder have been, and shall be, fully paid through Closing.

               (G) Personal Property. All equipment, fixtures and personal property located at or on the Project shall remain and not be removed prior to the Closing, except for equipment that becomes obsolete or unusable, which may be disposed of or replaced in the ordinary course of business.

               (H) Environmental Conditions. Except as set forth in the environmental reports and materials previously delivered to the Acquirer (collectively, "Environmental Reports"), neither the Contributor nor the Partnership has received any written notice of the presence or release of any substance that is regulated under any Environmental Laws as a pollutant, contaminant or toxic, radioactive or otherwise hazardous substance, including petroleum, its derivatives or by-products and other hydrocarbons (collectively and individually, "Hazardous Substances") that would cause the Project or the Partnership to be in violation of any applicable Environmental Laws and that remains uncured, nor has the Contributor or the Partnership received written notice that the Project is not in compliance with applicable Environmental Laws. Except as otherwise disclosed in the Environmental Reports, (i) there are no Hazardous Substances located at, on or under the Project and (ii) no Hazardous Substances have leaked, escaped or been discharged, emitted or otherwise released from the Project onto any adjoining properties. For the purposes of this Section, "Environmental Laws" means any and all federal, state and local statutes, laws, regulations and rules in effect on the date hereof relating to the protection of the environment or to the use, transportation and disposal of Hazardous Substances.

               (I) Compliance With Laws. The Partnership possesses and/or on or prior to Closing will possess such certificates, authorities or permits issued by the appropriate state or federal agencies or bodies necessary to conduct the business to be conducted by it, and the Partnership has not received any written notice of proceedings that have been or may be commenced relating to the revocation or modification or any such certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling, or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Project. The Partnership has not received any written or other notice of any violation of any applicable zoning, building or safety code, rule, regulation or ordinance, or of any employment, environmental, wetlands or other regulatory law, order, regulation or other requirement, including without limitation the Americans With Disabilities Act ("ADA") or any restrictive covenants or other easements, encumbrances or agreements, relating to the Project, which remains uncured and would materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Project. The Project is being constructed in material compliance with all applicable laws, ordinances, rules and regulations, and all material approvals regarding zoning, land use, subdivision, environmental and building and construction laws, ordinances, rules and regulations will be obtained by Closing, and such approvals will not be invalidated by the consummation of the transactions contemplated by this Agreement (other than those licenses and permits, including without limitation, liquor licenses, for which new licenses and permits must be obtained by law as a result of the change in the ownership of the Contributed Assets contemplated by this Agreement).

               (J) Condemnation and Moratoria. There are (i) no pending or threatened condemnation or eminent domain proceedings, or negotiations for purchase in lieu of condemnation, which affect or would affect any portion of the Project; (ii) no pending or threatened moratoria on utility or public water or sewer hook-ups or the issuance of permits, licenses or other inspections or approvals necessary in connection with the construction or reconstruction of improvements which affect or would affect any portion of the Project; and (iii) no pending or threatened proceeding to change adversely the existing zoning classification as to any portion of the Project. No portion of the Project is a designated historic property or located within a designated historic area or district, and there are no graveyards or burial grounds located within any of the Project.

               (K) Condition of Improvements. There is no material defect in the condition of the Project in its current stage of construction, including the improvements thereon, the roof, foundation, load-bearing walls or other structural elements thereof, and the mechanical, electrical, plumbing and, safety systems therein, to the extent that such items exist or have been installed as of the date of this Agreement. No material damage to the Project in its current stage of construction has occurred from casualty or other cause, nor is there any soil condition of any nature that will not support all of the improvements being constructed thereon without the need for unusual or new subsurface excavations, fill, footings, caissons or other installations.

               (L) Taxes. (i) All taxes (including real estate taxes due and owing with respect to the Project) have been paid and all tax or information returns required to be filed on or before the date hereof by or on behalf of the Partnership have been filed and all such tax or information returns required to be filed hereafter will be filed on or before the date due in accordance with all applicable laws prior to the incurrence of any penalties or interest thereon and all taxes shown to be due on any returns have been paid or will be paid when due; and (ii) there is no action, suit or proceeding pending against or threatened with respect to the Partnership or the Project in respect of any tax, nor is any claim for additional tax asserted by any taxing authority. Neither the Partnership nor any of its federal, state and local income or franchise tax returns are the subject of any audit or examination by any taxing authority.

     2.3 Satisfaction of Conditions. The Acquirer hereby covenants that the Acquirer shall: (I) use commercially reasonable efforts and diligence in order to satisfy all of the conditions set forth in subsections 3.1(d), (e), (g) and
(i), and subsections 3.2(a), (b), (c), (d) and (e) hereof, and (II) cooperate and assist in the Contributor's efforts to satisfy the conditions set forth in subsection 3.1(c) hereof; and the Contributor shall not have any obligation to consummate the Closing hereunder unless and until all such conditions have been satisfied or waived by the Contributor in writing. The Contributor hereby covenants that the Contributor shall: (A) use commercially reasonable efforts and diligence in order to satisfy all of the conditions set forth in subsections 3.1(a), (b) and (c) hereof, and (B) cooperate and assist in the Acquirer's efforts to satisfy the conditions set forth in subsections 3.1(d), (g) and (i) and subsections 3.2(c) and (d) hereof; and the Acquirer shall not have any obligation to consummate the Closing hereunder unless and until such conditions have been satisfied or waived by the Acquirer in writing.

     2.4 Contributor's and BCC's Indemnity. The Contributor and BCC hereby jointly and severally agree to indemnify and hold the Acquirer, the REIT, and their respective employees, directors, members, partners, affiliates and agents harmless of and from all liabilities, losses, damages, costs, and expenses (including reasonable attorneys' fees) which the Acquirer or the REIT may suffer or incur by reason of (a) any breach of the representations or warranties contained in Section 2.2 of this Agreement, (b) any act or cause of action occurring or accruing prior to the Closing Date and arising from the ownership of the Contributed Assets prior to the Closing Date, and (c) the ownership or operation of the Project and relating to the period prior to the Closing Date, including, without limitation, actions or claims relating to damage to property or injury to or death of any person occurring or arising during the period prior to the Closing Date, or any claims for any debts or obligations occurring on or about or in connection with the Project or any portion thereof or with respect to the Project's operations at any time prior to the Closing Date (subject to the reconciliation of the operating accounts of the Project).

     2.5 Acquirer's Indemnity. The Acquirer agrees to indemnify and hold the Contributor, BCC and their respective employees, directors, members, partners, affiliates and agents harmless of and from all liabilities, losses, damages, costs, and expenses (including reasonable attorneys' fees) which the Contributor may suffer or incur by reason of (a) any breach of its representations or warranties contained in Section 2.1 of this Agreement, (b) any act or cause of action occurring or accruing on or after the Closing Date and arising from the ownership of the Contributed Assets or the operation of the Project on or after the Closing Date, and (c) the ownership or operation of the Project and relating to the period on or after the Closing Date, including, without limitation, actions or claims relating to damage to property or injury to or death of any person occurring or arising during the period on or after the Closing Date, or any claims for any debts or obligations occurring on or about or in connection with the Project or any portion thereof or with respect to the Project's operations at any time on or after the Closing Date.

                                   ARTICLE III

                       CONDITIONS PRECEDENT TO THE CLOSING

     3.1 Conditions to Acquirer's Obligations. In addition to any other conditions set forth in this Agreement, the Acquirer's obligation to consummate the Closing is subject to the timely satisfaction of each and every one of the conditions and requirements set forth in this Section 3.1, all of which shall be conditions precedent to the Acquirer's obligations under this Agreement.

          (a) Contributor's and BCC's Obligations. The Contributor shall have performed all obligations of the Contributor hereunder which are to be performed prior to Closing, and shall have delivered or caused to be delivered to the Acquirer, all of the documents and other information required of the Contributor pursuant to Section 4.2. Additionally, BCC shall have either caused the CD to be transferred to the Acquirer or liquidated the CD and paid the principal thereof to the Acquirer, together with any deficiency amounts required by Section 1.2 hereof.

          (b) Contributor's Representations and Warranties. The Contributor's and BCC's representations and warranties set forth in Section 2.2 shall be true and correct as if made again on the Closing Date.

          (c) No Injunction. On the Closing Date, there shall be no effective injunction, writ, preliminary restraining order or other order issued by a court of competent jurisdiction restraining or prohibiting the consummation of the transactions contemplated hereby.

          (d) Third Party Consents. To the extent required by the "City Documents" or the "Franchise Documents" (as those terms are defined in the Sugar Land Partnership Agreement), or to the extent the Project Loan is not paid in full at Closing, the Acquirer shall have obtained the consent of the Lender, the City of Sugar Land, Texas, Sugarland Properties Incorporated, the Sugar Land Town Square Development Authority, and/or Marriott International, Inc. (the "Franchisor") to (i) the Acquirer's acquisition of the Contributed Assets, (ii) the lease or sublease of the Project from the Partnership to a wholly-controlled affiliate of the Acquirer (the "TRS Affiliate"), and (iii) either assigning the existing Franchise Documents to the TRS Affiliate or entering into a new franchise agreement for the Project between the Franchisor and the TRS Affiliate (the "New Franchise Agreement").

          (e) Completion of IPO. The IPO shall have been completed.

          (f) Completion and Certificate of Occupancy. "Completion" (as that term is defined in the Hotel Development Agreement dated February 28, 2002) shall have occurred, and a final certificate of occupancy (the "CO") shall have been issued for the Project.

          (g) Mezzanine Loan Payoff. The $3,500,000 mezzanine loan from Regent Sugar Land, L.P. to the Partnership (the "Mezzanine Loan") shall be paid in full concurrently with the Closing, and the Regent Pledge shall have been terminated and released, together with any associated financing statements.

          (h) Stormont Contribution Agreement Closing. Each of the conditions precedent to the Acquirer's obligations to close under that certain Contribution Agreement dated as of August 6, 2003 (the "Stormont Contribution Agreement") between the Stormont Limited Partner and the Acquirer shall have been satisfied or waived by the Acquirer, and the closing under the Stormont Contribution Agreement shall have occurred or shall occur simultaneously with the Closing hereunder.

          (i) Franchise Documents. Either the existing Franchise Documents shall have been assigned by the Partnership to the TRS Affiliate with all necessary consents from the

Franchisor, or the New Franchise Agreement shall have been executed by the Franchisor and the TRS Affiliate.

     3.2 Conditions to Contributor's Obligations. In addition to any other conditions set forth in this Agreement, the Contributor's obligations to consummate the Closing is subject to the timely satisfaction of each and every one of the conditions and requirements set forth in this Section 3.2, all of which shall be conditions precedent to the Contributor's obligations under this Agreement.

          (a) Acquirer's Obligations. The Acquirer shall have performed all obligations of the Acquirer hereunder which are to be performed prior to Closing, and shall have delivered or caused to be delivered to the Contributor, all of the documents and other information required of the Acquirer pursuant to
Section 4.3.

          (b) Acquirer's Representations and Warranties. The Acquirer's representations and warranties set forth in Section 2.1 shall be true and correct as if made again on the Closing Date.

          (c) Mezzanine Loan Payoff. The Mezzanine Loan shall be paid in full concurrently with the Closing and the Regent Pledge, together with any associated financing statements, shall have been terminated and released.

          (d) Project Loan. Either the Project Loan shall have been paid in full or the Project Lender shall have released or terminated that certain Continuing Guaranty from Crestline Capital Corporation in favor of the Project Lender dated as of February 28, 2002, and that certain Replacement Guaranty from Regent Atlanta, LLC in favor of the Project Lender dated as of March 28, 2003.

          (e) Completion of IPO. The IPO shall have been completed.

          (f) Stormont Contribution Agreement Closing. Each of the conditions precedent to the Acquirer's obligations to close under the Stormont Contribution Agreement shall have been satisfied or waived by the Acquirer, and the closing under the Stormont Contribution Agreement shall have occurred or shall occur simultaneously with the Closing hereunder.

                                   ARTICLE IV

                          CLOSING AND CLOSING DOCUMENTS

     4.1 Closing. The consummation and closing (the "Closing") of the transactions contemplated under this Agreement shall take place at the offices of the Acquirer in McLean, Virginia, or such other place as is mutually agreeable to the parties, on the later to occur of the following unless otherwise set by agreement of the parties (such date being referred to herein as the "Closing Date"): (a) the date which is five (5) business days after the CO is issued, or (b) the date of the closing of the IPO; provided, however, that this Agreement shall terminate if Closing does not occur prior to March 31, 2004.

     4.2 Contributor's Deliveries. At the Closing, the Contributor and BCC, as applicable, shall deliver the following to the Acquirer in addition to all other items required to be delivered to the Acquirer by the Contributor or BCC:

          (a) Assignment of Contributed Assets. The Contributor shall have executed and delivered an Assignment, in substantially the form of Exhibit A attached hereto, granting and conveying to the Acquirer good and indefeasible title to the Contributed Assets, free and clear of all liens, encumbrances, security interests, prior assignments, conditions, restrictions, claims, and other matters affecting title thereto.

          (b) Execution of Acquirer's Partnership Agreement. Signature pages of the Acquirer's Partnership Agreement (which Acquirer's Partnership Agreement shall be in substantially the form attached hereto as Exhibit B) duly executed by the Contributor (or its designee), as limited partner.

          (c) FIRPTA Certificate. An affidavit from the Contributor certifying pursuant to Section 1445 of the Internal Revenue Code that the Contributor is not a foreign corporation, foreign partnership, foreign trust, foreign estate or foreign person (as those terms are defined in the Internal Revenue Code and the Income Tax Regulations promulgated thereunder).

          (d) Pledge Release. A fully executed termination and release of the Regent Pledge, together with terminations and releases of all financing statements associated therewith.

          (e) Other Documents. Any other document or instrument reasonably requested by the Acquirer or required hereby. Without limiting the generality of the foregoing, to the extent that individuals associated with the Contributor or BCC serve as officers or directors in the Sugar Land Hotel and Conference Center Association, Inc, the Contributor shall cause such individuals to resign and withdraw from such positions at Closing. The Contributor or BCC shall deliver to the Acquirer at Closing any minute books or other books and records of such Association that are in the possession or control of the Contributor or BCC.

     4.3 Acquirer's Deliveries. At the Closing, the Acquirer shall deliver the following:

          (a) Certificates for Units. If certificates are issued, certificates representing Units duly issued by the Acquirer in the name the Contributor (or its designee) as of the Closing Date representing the Units to which the Contributor is entitled pursuant to Section 1.2 of this Agreement.

          (b) Executed Acquirer's Partnership Agreement. The fully executed Acquirer's Partnership Agreement, with the original duly executed signature of the REIT, as general partner, and original or photostatic copies of the signatures of all limited partners.

          (c) Other Documents. Any other document or instrument reasonably requested by the Contributor or required hereby, including without limitation, a copy of the fully executed Management Agreement.

     4.4 Fees and Expenses; Closing Costs. The Acquirer shall pay all fees, expenses and closing costs relating to the transactions contemplated by this Agreement; provided however, that the Contributor and BCC shall pay their own attorneys' and consultants' fees and expenses.

     4.5 Default Remedies. If the closing of the IPO occurs and all of the other conditions precedent set forth in Section 3.1 hereof have been satisfied, but the Acquirer fails to consummate the Closing contemplated hereunder with the Contributor, the Contributor shall have the right, as the Contributor's sole and exclusive remedy for such default, to seek specific performance of this Agreement. If the Contributor defaults in performing any of the Contributor's obligations under this Agreement, the Acquirer shall have all rights and remedies available to it at law or in equity resulting from the Contributor's default, including without limitation, the right to seek specific performance of this Agreement and the Contributor's obligation to convey the Contributed Assets to the Acquirer hereunder. The parties acknowledge and agree that the failure of a condition precedent to occur, notwithstanding the good faith and commercially reasonable efforts of the applicable party, shall not be a default hereunder.

                                    ARTICLE V

                                  MISCELLANEOUS

     5.1 Notices. Any notice provided for by this Agreement and any other notice, demand, or communication required hereunder shall be in writing and either delivered in person (including by confirmed facsimile transmission) or sent by hand delivered against receipt or sent by recognized overnight delivery service or by certified or registered mail, postage prepaid, with return receipt requested. All notices shall be addressed as follows:

          Acquirer:

          c/o Highland Hospitality Corporation
          8405 Greensboro Drive, Suite 500
          McLean, VA 22102
          Attention: General Counsel
          Fax No.: (571) 382-1757

          with a copy to:

          c/o Highland Hospitality Corporation
          8405 Greensboro Drive, Suite 500
          McLean, VA 22102
          Attention: Chief Executive Officer
          Fax No.: (571) 382-1760

          Contributor or BCC:

          c/o Barcelo Crestline Corporation
          8405 Greensboro Drive, Suite 500
          McLean, VA 22102
          Attention: General Counsel
          Fax No.: (571) 382-1757
          with a copy to:

          c/o Barcelo Crestline Corporation
          8405 Greensboro Drive, Suite 500
          McLean, VA 22102
          Attention: Chief Executive Officer
          Fax No.: (571) 382-1760

Any address or name specified above may be changed by a notice given by the addressee to the other party. Any notice, demand or other communication shall be deemed given and effective as of the date of delivery in person or receipt set forth on the return receipt. The inability to deliver because of changed address of which no notice was given, or rejection or other refusal to accept any notice, demand or other communication, shall be deemed to be receipt of the notice, demand or other communication as of the date of such attempt to deliver or rejection or refusal to accept.

     5.2 Entire Agreement; Modifications and Waivers; Cumulative Remedies. This Agreement supersedes any existing letter of intent between the parties, constitutes the entire agreement among the parties hereto and may not be modified or amended except by instrument in writing signed by the parties hereto, and no provisions or conditions may be waived other than by a writing signed by the party waiving such provisions or conditions. No delay or omission in the exercise of any right or remedy accruing to the Contributor or the Acquirer upon any breach under this Agreement shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. The waiver by the Contributor or the Acquirer of any breach of any term, covenant, or condition herein stated shall not be deemed to be a waiver of any other breach, or of a subsequent breach of the same or any other term, covenant, or condition herein contained. All rights, powers, options, or remedies afforded to Contributor or the Acquirer either hereunder or by law shall be cumulative and not alternative, and the exercise of one right, power, option, or remedy shall not bar other rights, powers, options, or remedies allowed herein or by law, unless expressly provided to the contrary herein.

     5.3 Exhibits. All exhibits referred to in this Agreement and attached hereto are hereby incorporated in this Agreement by reference.

     5.4 Successors and Assigns. Upon the request of the Acquirer, the General Partner and the Barcelo Crestline Limited Partner agree to transfer at Closing their respective interests (or portions thereof) in the Partnership to the Acquirer and to one or more wholly-controlled affiliates of the Acquirer in order to prevent the Partnership from technically dissolving under state partnership law. Except as set forth above or elsewhere in this Agreement, this Agreement may not be assigned by the Acquirer, BCC or the Contributor without the prior approval of the other party hereto. This Agreement shall be binding upon, and inure to the benefit of, the Contributor, BCC, the Acquirer, and their respective legal representatives, successors, and permitted assigns.

     5.5 Article Headings. Article headings and article and section numbers are inserted herein only as a matter of convenience and in no way define, limit, or prescribe the scope or intent of this Agreement or any part hereof and shall not be considered in interpreting or construing this Agreement.

     5.6 Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the Commonwealth of Virginia, without regard to conflicts of laws principles.

     5.7 Counterparts. This Agreement may be executed in any number of counterparts and by any party hereto on a separate counterpart, each of which when so executed and delivered shall be deemed an original and all of which taken together shall constitute but one and the same instrument.

     5.8 Survival. All representations and warranties contained in this Agreement, and all covenants and agreements contained in the Agreement which contemplate performance after the Closing Date (including, without limitation, those covenants and agreements contained in Sections 1.2, 1.3, 1.4, 2.4 and 2.5 hereof) shall survive the Closing.

     5.9 Further Acts. In addition to the acts, instruments and agreements recited herein and contemplated to be performed, executed and delivered by the Acquirer, BCC and the Contributor, the Acquirer, BCC and Contributor shall perform, execute, and deliver or cause to be performed, executed, and delivered at the Closing or after the Closing, any and all further acts, instruments, and agreements and provide such further assurances as the other parties may reasonably require to consummate the transaction contemplated hereunder.

     5.10 Severability. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

     5.11 Attorneys' Fees. Should a party employ an attorney or attorneys to enforce any of the provisions hereof or to protect its interest in any manner arising under this Agreement, or to recover damages for breach of this Agreement, any non-prevailing party in any action pursued in a court of competent jurisdiction (the finality of which is not legally contested) shall pay to the prevailing party all reasonable costs, damages, and expenses, including reasonable attorneys' fees, expended or incurred in connection therewith.

     5.12 Confidentiality. The Contributor and BCC acknowledge that the matters relating to the REIT, the IPO, this Agreement, and the other documents, terms, conditions and information related thereto (collectively, the "Information") are confidential in nature. Therefore, the Contributor and BCC covenant and agree to keep the Information confidential and will not (except as required by applicable law, regulation or legal process including applicable securities laws), without the Acquirer's prior written consent, disclose any Information in any manner whatsoever; provided, however, that the Information may be revealed only to the Contributor's and BCC's key employees, legal counsel and financial advisors and to the "Senior Lender," the "Mezzanine Lender," the "City," the "Authority" and the "Franchisor" (as those terms are defined in the Sugar Land Partnership Agreement), each of whom shall be informed of the confidential nature of the Information and shall agree to act in accordance with the terms of this Section
5.12. In the event that the Contributor, BCC or its key employees, legal counsel or financial advisors or the Senior Lender, the Mezzanine Lender, the City, the Authority or the Franchisor (collectively, the "Information Group") are requested pursuant to, or required by, applicable law (other than in connection with the IPO), regulation or legal process to disclose any of the Information, the applicable member of the Information Group will notify the Acquirer promptly so that it may seek a protective order or other appropriate remedy or, in its sole discretion, waive compliance with the terms of this Section 5.12. In the event that no such protective order or other remedy is obtained, or that the Acquirer waives compliance with the terms of this
Section 5.12, the applicable member of the Information Group may furnish only that portion of the Information which it is advised by counsel is legally required and will exercise all reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Information. The Contributor and BCC acknowledge that remedies at law may be inadequate to protect the Acquirer or the REIT against any actual or threatened breach of this Section 5.12, and, without prejudice to any other rights and remedies otherwise available, the Contributor and BCC agree to the granting of injunctive relief in favor of the REIT and/or the Acquirer without proof of actual damages. Notwithstanding any other express or implied agreement to the contrary, the parties agree and acknowledge that each of them and each of their employees, representatives, and other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to any of them relating to such tax treatment and tax structure, except to the extent that confidentiality is reasonably necessary to comply with U.S. federal or state securities laws. For purposes of this paragraph, the terms "tax treatment" and "tax structure" have the meanings specified in Treasury Regulation section 1.6011-4(c).

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]
                     [SIGNATURES APPEAR ON FOLLOWING PAGES.]

     IN WITNESS WHEREOF, this Agreement has been entered into effective as of the 4th day of September, 2003.

                                    CONTRIBUTOR:

                                    CCGP SUGAR LAND CORPORATION, a
                                    Delaware corporation


                                    By:     /s/ Elizabeth R. Lieberman
                                        ----------------------------------------
                                    Name:  Elizabeth R. Lieberman
                                    Title: Vice President


                                    CCLP SUGAR LAND CORPORATION, a
                                    Delaware corporation


                                    By:    /s/ Elizabeth R. Lieberman
                                        ----------------------------------------
                                    Name:  Elizabeth R. Lieberman
                                    Title: Vice President


                                    ACQUIRER:

                                    HIGHLAND HOSPITALITY, L.P. a Delaware
                                    limited partnership


                                    By: Highland Hospitality Corporation, its
                                        General Partner


                                        By:    /s/ James L. Francis
                                            ------------------------------------
                                        Name:  James L. Francis
                                        Title: President and Chief Executive
                                               Officer


                                    BCC:

                                    BARCELO CRESTLINE CORPORATION,
                                    a Maryland corporation


                                    By:    /s/ Bruce D. Wardinski
                                        ----------------------------------------
                                    Name:  Bruce D. Wardinski
                                    Title: President and Chief Executive Officer

                                    EXHIBIT A

                                   Assignment

     CCGP SUGAR LAND CORPORATION, a Delaware corporation (the "General Partner"), and CCLP SUGAR LAND CORPORATION, a Delaware corporation (the "Barcelo Crestline Limited Partner") (the General Partner and the Barcelo Crestline Limited Partner are sometimes hereinafter collectively referred to as the "Assignor"), for good and valuable consideration paid to the Assignor by Highland Hospitality, L.P., a Delaware limited partnership ("Assignee"),
pursuant to the Contribution Agreement dated as of                , 2003, by and
                                                   ---------------
between Assignor, Barcelo Crestline Corporation and Assignee (the "Agreement") and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, does hereby sell, assign, transfer, convey and deliver
(a) good and indefeasible title to the General Partner's GP Interest to
              , its successors and assigns, and (b) good and indefeasible title
--------------
to the Barcelo Crestline Limited Partner's LP Interest to the Assignee, its successors and assigns, in each case free and clear of all liens, encumbrances, security interests, prior assignments, conditions, restrictions, claims, and other matters affecting title thereto.

     Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be
signed by a duly authorized officer this    day of      , 200  .
                                         --        -----     --

                                    CCGP SUGAR LAND CORPORATION, a
                                    Delaware corporation


                                    By:
                                        ----------------------------------------
                                    Name:  Elizabeth R. Lieberman
                                    Title: Vice President


                                    CCLP SUGAR LAND CORPORATION, a
                                    Delaware corporation


                                    By:
                                        ----------------------------------------
                                    Name:  Elizabeth R. Lieberman
                                    Title: Vice President

                                    EXHIBIT B

                        Acquirer's Partnership Agreement